Exhibit 4.j

Fidelity & Guaranty Life Insurance Company

SPECIFICATIONS PAGE–INTEREST STRATEGY ALLOCATIONS

Interest Strategies Available on the Issue Date

Interest Strategy	Crediting Period	Rider Form	Index / Value Name	Initial Allocation Percentage	Strategy Premium
[Fixed]	[1] Contract Year[s]	[Form Name]	[N/A]	[5%]	[$10,000.00]
[PTP with Buffer Cap]	[1] Contract Year[s]	[Form Name]	[Index Name]	[15%]	[$15,000.00]
[PTP with Buffer Performance Trigger]	[1] Contract Year[s]	[Form Name]	[Index Name]	[20%]	[$20,000.00]
[PTP with Floor Cap]	[1] Contract Year[s]	[Form Name]	[Index Name]	[25%]	[$25,000.00]
[PTP with Buffer Cap]	[3] Contract Year[s]	[Form Name]	[Index Name]	[10%]	[$15,000.00]
[PTP with Buffer Cap]	[3] Contract Year[s]	[Form Name]	[Index Name]	[10%]	[$15,000.00]
[PTP with Multi-Index Buffer Cap]	[6] Contract Year[s]	[Form Name]	[Multi-Index Name ([ticker], [ticker], [ticker])]	[10%]	[$15,000.00]
[Annual Lock Buffer]	[6] Contract Year[s]	[Form Name]	[Index Name]	[5%]	[$15,000.00]
[...]

Minimum Transfer Amount: [$2,000.00]

Minimum Strategy Account Value: [$2,000.00]

[1]

SPEC-RILA-ALLOC (05-22)